Exhibit 99.1

AVALANCHE BIOTECHNOLOGIES AND ANNAPURNA THERAPEUTICS

ANNOUNCE PROPOSED MERGER

Combined Scientific, Financial and Human Resources Will Support Robust Gene

Therapy Pipeline

Companies to Host Conference Call Today at 8:00 a.m. ET/ 5:00 a.m. PT

MENLO PARK, CA and PARIS, FRANCE, February 1, 2016 – Avalanche Biotechnologies, Inc. (“Avalanche”) (Nasdaq: AAVL) and Annapurna Therapeutics SAS (“Annapurna”), a privately held biopharmaceutical company, today announced that they have entered into a definitive agreement providing for the acquisition of all outstanding shares of Annapurna by Avalanche in exchange for approximately 17.6 million newly issued shares of Avalanche common stock. Upon completion of the proposed acquisition, existing Avalanche shareholders will own 62.5% of the combined company and Annapurna shareholders will own 37.5% of the combined company (calculated on a treasury method basis). The combined company’s common stock will continue to trade on NASDAQ Global Market under the symbol “AAVL.”

Upon completion of the proposed acquisition, the combined company’s pipeline will consist of Avalanche’s existing ophthalmic programs and four new gene therapy based programs, which are focused on Alpha1-antitrypsin (A1AT) deficiency, cardiomyopathy associated with Friedreich’s ataxia, hereditary angioedema and severe allergies. The combined company will be headquartered in Menlo Park, California. Avalanche had approximately $258 million in cash as of December 31, 2015, which is expected to be sufficient to fund the combined company’s programs for at least the next 36 months.

Paul B. Cleveland, president and chief executive officer of Avalanche, will serve as the chief executive officer of the combined company, and Amber Salzman, Ph.D., president and chief executive officer of Annapurna, will become president and chief operating officer of the combined company. Both will serve on the combined company’s board of directors.

“This transaction creates the opportunity to build a leading gene therapy company with an extensive pipeline and significant scientific, financial and human resources,” said Mr. Cleveland. “I have tremendous respect for Annapurna’s commitment to high level research and development and we are looking forward to working together to drive our combined current programs forward. At the same time, we are seeking to expand our pipeline further through additional licenses and acquisitions that complement our expertise in vector development and optimization platforms, process development and manufacturing.”

“Our businesses are highly complementary, and this transaction enables us to combine the best assets of both companies as we drive toward the development of new gene therapies in multiple disease areas, including rare diseases” said Dr. Salzman. “This transaction provides the capabilities required to bring promising treatments to clinical practice.”

Following the closing of the proposed transaction, the following organizational appointments will take place:

●	Carlo Russo, M.D., chief medical officer and head of development at Annapurna, will serve as executive vice president and chief medical officer of the combined company, and Mehdi Gasmi, Ph.D., interim chief scientific officer of Avalanche, will be appointed chief technology officer.
●	Ronald Crystal, M.D., Chairman of Genetic Medicine, the Bruce Webster Professor of Internal Medicine and a Professor of Genetic Medicine and of Medicine at Weill Cornell Medicine, and a co-founder of Annapurna, will serve as a scientific adviser.
●	Mitchell H. Finer, Ph.D., managing director of MPM Capital, co-founder and distinguished research fellow at Avalanche and a pioneer in the field of gene therapy, will join the board of directors.
●	Dr. Mark Blumenkranz, current chairman of Avalanche’s board of directors, co-founder of Avalanche and H. J. Smead Professor of Ophthalmology at Stanford University, will continue to serve as chairman of the board.
●	The board will be expanded to nine members, comprising five current directors of Avalanche, Dr. Blumenkranz, Mr. Cleveland, John McLaughlin, Dr. Steven Schwartz and Paul Wachter, and four new directors, Dr. Salzman, Dr. Finer, Bong Koh, M.D., a partner at Venrock, and Thomas Woiwode, Ph.D., Managing Director at Versant Ventures.

The proposed transaction has been approved unanimously by the boards of directors of both companies and is expected to close in the second quarter of 2016, subject to approval by Avalanche stockholders of the issuance of Avalanche common stock and other customary closing conditions.

Cowen and Company acted as exclusive financial advisor to Avalanche, and Munger, Tolles & Olson LLP, Fieldfisher France LLP and Cooley LLP acted as legal counsel to Avalanche. Skadden, Arps, Slate, Meagher & Flom LLP and Gide Loyrette Nouel acted as legal counsel to Annapurna.

Conference Call and Webcast Details

Conference Call Today at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time)

Avalanche and Annapurna will host a teleconference and webcast to discuss the information in this press release. The live call may be accessed by phone by calling (844) 824-7426 (domestic) or (330) 863-3278 (international), conference ID 35568323. The webcast can be accessed on the Investor Relations section of the Avalanche website at www.avalanchebiotech.com and will be archived for 14 days following the call. A replay of the call will be available by phone by calling (855) 859-2056, participant code 35568323.

About Avalanche Biotechnologies, Inc.

Avalanche is a gene therapy company committed to discovering and developing novel medicines that can offer life-changing therapeutic benefit to patients dealing with chronic or debilitating disease. Avalanche is leveraging its next generation adeno-associated virus (AAV)-based directed evolution platform to generate product candidates designed to provide durable efficacy by inducing sustained expression of a therapeutic protein. With significant capabilities and expertise in vector optimization, process development and manufacturing, Avalanche seeks to discover and develop targets in ophthalmology and beyond.

About Annapurna Therapeutics SAS

Annapurna, headquartered in Paris, is a privately held company dedicated to advancing gene therapy for unmet medical needs. It is funded by Versant Ventures, an international life-sciences venture-capital firm, Inserm Transfert Initiative, a seed fund investing into biotechnology spin-offs from French academic centers, and Bpifrance, the French public investment bank, via the Fund “Biothérapies Innovantes et Maladies Rares.”

Safe Harbor Statements

Additional Information about the Proposed Acquisition and Where to Find It

This announcement does not constitute a solicitation of any vote or approval. In connection with the proposed acquisition, Avalanche intends to file relevant materials with the Securities and Exchange Commission, or the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF AVALANCHE ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AVALANCHE, ANNAPURNA AND THE PROPOSED ACQUISITION AND ISSUANCE OF AVALANCHE COMMON STOCK. The proxy statement and other relevant materials (when they become available), and any other documents filed by Avalanche with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Avalanche by directing a written request to: Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the issuance of Avalanche common stock and other matters relating to the proposed acquisition.

Participants in the Solicitation

Avalanche and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Avalanche in connection with the proposed acquisition and common stock issuance. Information regarding the special interests of these directors and executive officers in the proposed acquisition will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Avalanche is also included in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2014 and the proxy statement for Avalanche’s 2015 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site at www.sec.gov and from Investor Relations at Avalanche at the address set forth above.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the structure, timing and completion of our proposed acquisition of Annapurna; our expectations regarding the capitalization, resources and ownership structure of the combined company; our expectations regarding the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined company; the safety, efficacy and projected development timeline and commercial potential of any product candidates; the executive officer and board structure of the combined company; and the expectations regarding voting by Avalanche stockholders. Avalanche may not consummate the proposed acquisition, or any plans or product development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with stockholder approval of the issuance of Avalanche common stock and the ability to consummate the proposed acquisition, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for combined company operations and to conduct or continue planned development programs and the ability to successfully develop any of Annapurna’s product candidates. Risks and uncertainties facing Avalanche are described more fully in Avalanche’s periodic reports filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Avalanche undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Contacts

For Avalanche:

Lauren Glaser

(650) 656-9347

lauren@avalanchebiotech.com

For Annapurna:

Richard Koenig, Biosyntax LLC

+1 (610) 213-0725

richard.m.koenig@icloud.com